SYNERON MEDICAL LTD.

                             SHARE OPTION PLAN 2003

1.     NAME

       This plan, as amended from time to time, shall be known as the Syneron Medical Ltd. Share Option Plan (2003) (the "Plan").

2.     PURPOSE

       The purpose and intent of the Plan is to serve as an incentive to attract new employees, consultants and service providers and retain, in the employ of the Company and its subsidiaries or affiliates (together: the "Group"), persons of training, experience and ability by providing them with opportunities to purchase shares of the Company, pursuant to the Plan approved by the board of directors of the Company (the "BOARD").

       This Plan shall serve as an "umbrella" plan for the Company and all the Group worldwide. Therefore, if so required, local appendices may be added to the Plan for the various international subsidiaries in order to accommodate for local circumstances that do not fall under the scope of the Plan - at the discretion of the Board. Options granted under this Plan shall adhere to all applicable laws, including but not limited to the Israeli Income Tax Ordinance (New Version), 1961 and any regulations, rules, orders or procedures promulgated thereunder as may be amended from time to time (together shall be referred as the "ORDINANCE"). Accordingly, Options granted under the Plan, may contain such terms as will qualify the Options as options granted under a trustee scheme or any other method of grant permitted by applicable law, collectively hereinafter, the ("OPTIONS").

       The Company has chosen the CAPITAL GAINS TAX SCHEME to apply to this Plan regarding all grantees who are taxed under Israeli rules and are eligible to be included in such a scheme.

3.     ADMINISTRATION

3.1. The Board or a share option committee appointed and maintained by the Board for such purpose (the "COMMITTEE") shall have the power to administer the Plan. Notwithstanding the above, the Board shall automatically have a residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever. The Board shall appoint the members of the Committee, and may from time to time remove members from, or add members to, the Committee.

3.2. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places, as the chairman shall determine. Actions

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       at a meeting of the  Committee  at which a majority  of its  members  are present or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and may appoint a secretary, who shall keep records of its meetings.

3.3. The Committee shall fulfill tasks with respect to (i) designating participants ("GRANTEES") and (ii) approving the grant of Options to the Grantees. Without derogating from the foregoing, the Committee shall be authorized to issue on behalf of the Company shares underlying Options, which have been granted by the Board and duly exercised.

3.4. The Committee shall have full authority and discretion, from time to time and at any time, to determine the terms and conditions of respective share options agreements signed between the Company and each Grantee individually ("OPTION AGREEMENT") including, but not limited to: (i) the time or times and the conditions (including without limitation the accomplishment  of  various  milestones  by the  Grantee)  upon which the
       Options may vest; (ii) the nature and duration of restrictions as to transferability; (iii) interpret the provisions and supervise the administration of the Plan; (iv) amend, modify and replace terms and conditions of any specific Option Agreement or a group of Option Agreements, however, it is expressly stipulated that such act in one case or for one or several Grantee/s, will not automatically entitle any other Grantee to the same treatment and in the event that such act has a material adverse effect on the rights of a Grantee such changes must be consented by the affected Grantee; and (v) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.

3.5. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

3.6. A member of the Board or the Committee shall be eligible to receive Options under the Plan while serving on the Committee, subject to the provisions of the Israeli Companies Law 1999 (the "Companies Law").

3.7. The interpretation and construction by the Committee of any provision of the Plan or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board.
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3.8.   Each member of the Board or the Committee  shall be indemnified  and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

4.     ELIGIBLE GRANTEES

       Subject to limitation and restriction imposed by applicable law, Options may be granted to any officer, key employee, other employee of the Group, director, consultant or service provider of the Group. The grant of an Option to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him/her from participating, in any other grant of options pursuant to this Plan or any other share incentive or share option plan of the Company or any of its related companies.

       Anything in this Plan to the contrary notwithstanding, all grants of Options to Directors and Office Holders ("Nose Misra" as such term is defined in the Companies Law , as amended from time to time), shall be authorized and implemented in accordance with the provisions of the Companies Law.

5.     TRUSTEE & CERTAIN PROVISIONS UNDER SECTION 102 TO THE ORDINANCE

5.1. Any Options under a Trustee Scheme and/or shares in the Company which will be issued upon the exercise of Options under a Trustee Scheme shall be held by a trustee designated by the Board (the "TRUSTEE") according to the terms of the Ordinance and pursuant to the Trust Agreement, a copy of which shall be attached hereto and forms an integral part of the Plan, and the Company's instructions from time to time. The Grantee hereby consents to the terms of the Trust Agreement, which include indemnification and waiver by the Grantee.

5.2. The Grantee's signature on the Option Agreement constitutes the Grantee's consent to release the Trustee from any liability in respect of any action or

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       decision  duly taken and bona fide executed in relation with the Plan, or any Option or share granted to the Grantee thereunder.

5.3. The Trustee may resign or the Company may terminate the appointment of the Trustee at any time, subject to prior notice as required in the Trust Agreement. The Company, at its own discretion, shall determine the identity of the new Trustee.

5.4. Without derogating from the generality of the Ordinance as attached to this Plan, the following restrictions shall apply:

       5.4.1 Under the provisions of Section 102 to the Ordinance, the Options shall be issued to the Trustee and held in trust for the benefit of the Grantee for a period commencing on the date of deposit of the Options in trust and ending no sooner than after the lapse of the remaining months of the tax year in which the grant was made plus 24 months ("Restricted Period"). During the Restricted Period, the Options and the Shares, as the case may be, may be exercised, sold or transferred or be subject of an attachment or security interest if and to the extent allowable by the Ordinance.

       5.4.2 After the end of the Restricted Period, the Trustee shall release the Options to the Grantee upon request but only after the Trustee is satisfied that all requirements made by the Income Tax
              Authorities according to the Ordinance and Rules are met (including payment of the applicable tax due).

       5.4.3 During the Restricted Period all benefits arising from the Options/Shares, including share dividend (bonus shares), shall be deposited with the Trustee for the duration of the Restricted Period and the capital gains tax scheme and the provisions of
              Section 102 of the Ordinance shall apply to such benefits.

       5.4.4 If the Grantee shall cease to work for the Company before the exercise of all the Options granted to such Grantee, the Grantee shall provide the Company with a security or guarantee satisfactory to the Company to ensure the timely payment of the taxes due when such Grantee's Options are exercised.

6.     RESERVED SHARES

       The Company has initially reserved up to 1,350,000 non allocated Ordinary shares nominal value NIS 0.01 per share of the Company (the "SHARES") for purposes of the Plan, subject to adjustment as provided in section 11 hereof. Such initial number may be increased from time to time by resolutions of the Board. Any Share under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall for any


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       reason  terminate,  expire or  otherwise  cease to exist,  shall again be available for grant through Options under the Plan.

7.     OPTIONS AWARD

7.1. The Committee in its discretion may award to Grantees Options to purchase Shares in the Company available under the Plan. Options may be granted at any time after this Plan has been approved by the Board and until the end of the term of the Plan as provided in Section 13 below. The date of grant of each Option shall be the date specified by the Committee at the time such is made, subject to applicable law.

7.2. The Options granted pursuant to the Plan shall be evidenced by a written Option Agreement. The Option Agreement shall state, inter alia, if the Options granted are Trustee Options, the number of Shares covered thereby, the dates when it may be exercised (subject to section 9.1), the exercise price and such other terms and conditions as the Committee in its discretion may prescribe, provided that they are consistent with this Plan.

8.     OPTION PRICE

       The exercise price per Share covered by each Option shall be determined by the Committee, subject to any guidelines as may be determined by the Board from time to time; provided, however, that such exercise price shall not be less than the nominal value of the Shares underlying the Option. Each Option Agreement shall contain the exercise price determined for each Grantee.

9.     TERM AND EXERCISE OF OPTION

9.1. Options shall be exercisable pursuant to the terms under which they were awarded as set forth in the Option Agreement and Notice of Grant of Options and subject to the terms and conditions of this Plan; provided, however, that only vested Options may be exercised and that in no event shall an Option be exercisable after the expiration of seven (7) years from the date such Option is granted unless another period (either shorter or longer) is specifically provided in the Option Agreement ("TERM").
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9.2.   An Option,  or any part thereof,  shall be  exercisable  by the Grantee's signing and returning to the Company at its principal office (and to the Trustee, where applicable), an "EXERCISE NOTICE" in such form and substance as may be prescribed by the Committee from time to time. The Exercise Notice shall be accompanied by payment of the sum required to be paid under the Rules with respect to the exercised Shares.

9.3. Anything herein to the contrary notwithstanding, but without derogating from the provisions of section 10 hereof, if any Options, or any part thereof, has not been exercised and the Shares covered thereby not paid for within the Term, such Options, or such part thereof, and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall expire, and, in the event that in connection therewith any Shares are held in trust as aforesaid, such trust shall expire and the Trustee shall thereafter hold such Shares in an unallocated pool until instructed by the Company that some or all of such Shares are again to be held in trust for one or more Grantees.

9.4. Each payment for Shares under an Option shall be in respect of a whole number of Shares, shall be effected in cash or by a cashier's or certified check payable to the order of the Company, and shall be accompanied by a notice stating the number of Shares being paid for thereby.

9.5. Prior to exercise, the Grantees shall have none of the rights and/or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of the operation of the Companies Law, including without limitation sections 350 and 351 thereof.

10.    TERMINATION OF ENGAGEMENT

10.1 In the event of termination of Grantee's employment with the Company or if applicable, the termination of services or consulting provided by the Grantee to the Company ("Engagement"), all Options granted to the Grantee, which are vested and exercisable at the date the termination came into effect, may be exercised within six (6) months after the date of such termination (or such different period as the Committee shall prescribe in the Option Agreement) ("GRACE PERIOD") but in any event not later than the expiration of the Term of such Options as set forth in the Plan or the Option Agreement. If, on the date of such termination, the Grantee is not vested as to his or her entire Options, the Shares covered by the unvested portion of the Options shall revert to the Plan. If the Options are not so exercised within the Grace Period, the Options shall terminate, and the Shares covered by such Options shall revert to the Plan.


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       Furthermore,  if during  the  Engagement  period or any  extended  period thereafter in which the Grantee may still exercise Options, the Grantee breaches the confidentiality, non-competition non-solicitation, non-use or assignment of Intellectual Property undertakings binding upon him/her, the Company shall have the right to cause a forfeiture of all Options (including vested Options).

10.2 Notwithstanding the above, in the event the Grantee is discharged from his Engagement with the Company for "Cause" as hereinafter defined, all the unexercised Options granted to the Grantee (whether vested or not) shall immediately terminate, unless determined otherwise by the Committee, and the Shares covered by such Options shall revert to the Plan.

       The term "Cause" shall mean (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any refusal to carry out a reasonable directive of the CEO or the Board which involves the business of the Company or the Group and was capable of being lawfully performed;
       (iii) embezzlement of funds or assets of the Company or the Group; (iv) material breach of Grantee's fiduciary duties or duties of care to the Group; including without limitation disclosure of confidential information of the Company, non-competition or non-use; (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company; (vi) any breach of a material provision in the Engagement Agreement which has not been corrected within 15 days of written notice; and (vii) upon any dissolution, liquidation or insolvency of a Grantee that is a non-natural person.

10.3 RETIREMENT. Notwithstanding anything herein to the contrary, if a Grantee should retire, the Committee shall be entitled, at its sole discretion, to allow the Grantee to continue to enjoy rights under the Plan on such terms and conditions as the Committee in its discretion may determine. This Section10.3 does not apply to Grantees which are non-natural persons.

10.4 Termination as a result of Death or Disability of the Grantee. In the event of termination of Grantee's Engagement with the Company by reason of death or Disability (as hereinafter defined), the outstanding Options, which were vested on the date of Termination, may be exercised by the Grantee, the Grantee's legal guardian, the Grantee's estate or a person who acquires the right to exercise the Option by bequest or inheritance, as the case may be, within twelve (12) months after Termination (or such different period as the Committee shall prescribe in the Option Agreement), but in no event later than the expiration of the term of such Option as set forth in the Option Agreement. If, on the date of termination, there are Options which are not entirely vested, the Shares covered by the unvested portion of the Options shall revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. For purposes hereof, "Disability" shall mean complete and permanent inability, due to illness or injury, to perform the duties of the occupation at which the Grantee was engaged when such disability

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       commenced,  as  determined  by the  Committee  based on medical  evidence acceptable to it. This Section 10.4 does not apply to Grantees which are non-natural persons.

10.5 CONTINUITY OF RIGHTS. For the purpose of this section 10, a transfer of the Grantee from the Engagement by the Company to a subsidiary of the Company (and vice versa) or from the Engagement by a subsidiary of the Company to another subsidiary thereof, shall not be deemed a termination of Engagement to the extent permitted by applicable law.

11.    ADJUSTMENTS

       Upon the occurrence of any of the following events, a Grantee's rights to purchase Shares under the Plan shall be adjusted as hereinafter provided.

11.1. In the event that the Ordinary shares of the Company are subdivided or combined into a greater or smaller number of shares, respectively, or the ordinary shares of the Company are exchanged for other securities of the Company, then each Grantee shall be entitled, upon exercise of the Option and subject to the conditions herein stated, to purchase such number of Ordinary shares or amount of other securities of the Company as were exchangeable for the number of Ordinary shares of the Company which such Grantee would have been entitled to purchase had the Grantee exercised the Option immediately prior to such an event, and appropriate adjustments shall be made in the exercise price per share to reflect such subdivision, combination or exchange.

11.2. In the event of a merger of the Company with or into another corporation whereby the Company is not the surviving entity, or the sale of all or substantially all of the assets or shares of the Company (the "TRANSACTION"), while unexercised Options remain outstanding under the Plan, the Options shall be substituted with the corresponding and adjusted number of options to purchase shares of the surviving entity - of the same class as the shares received by the holders of Oridnary shares of the Company in exchange for their Ordinary shares. In the case of such substitution, appropriate adjustments shall be made in the exercise price to reflect such action, and all other material terms and conditions of the Option Agreements shall remain in force.

       In the event that the surviving entity refuses to substitute the Options, then the Grantee's vesting schedule set forth in the Option Agreement / Notice of Grant shall be partly accelerated so that 50% of the outstanding not yet vested Options may be exercised in full by the Grantee (in addition to the Grantee's vested Options - if any) five (5) business days prior to the effective date of the Transaction. In such case, the Committee shall notify the Grantees in writing or electronically that the Options shall be


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       exercisable  for a period of five (5) business days from the date of such notice, and the unexercised vested Options and the un-vested Options shall terminate upon the expiration of such period.

       The provisions as stated above shall be subject to the actual completion of a Transaction. If the Transaction is not consummated then any action taken pursuant to this Sub-Section 11.2 shall be reversed.

11.3. In the event that the Company issues any of its Ordinary shares or other securities as bonus shares (stock dividend) upon or with respect to any Ordinary Shares, which are at the time subject to a right of purchase by a Grantee hereunder, each Grantee upon exercising an Option shall be entitled to receive (if he/she so elects), in addition to the Shares as to which he/she is exercising such right, the appropriate number of bonus shares, on the same terms and conditions as offered to the other ordinary shareholders, which he/she would have received had he been the holder of the Shares as to which he is exercising his right at all times between the date of the granting of such right and the date of its exercise.

11.4 The Committee shall determine the specific adjustments to be made under this Section 11, and its determination shall be conclusive. The Committee's determination may differ from one Grantee to another, except that determination of specific adjustment under Section 11.1 shall be applied in the same manner to all applicable Grantees.

12.    ASSIGNABILITY AND SALE OF SHARES

12.1 Shares purchased hereunder shall not be assignable or transferable except pursuant to applicable laws and the Articles of Association of the Company.

12.2 Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. This restriction applies also to Grantees which are not natural persons, unless such transfer is approved by the Committee in writing, at its sole discretion. The terms of the Plan and the Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

13.    TERM AND AMENDMENT OF THE PLAN

13.1. The Plan was adopted by the Board on March 2003, and shall expire on April 30, 2012 (except as to Options outstanding on that date).
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13.2.  The Board may, at any time and from time to time,  terminate or amend the
       Plan in any respect. Provided, that the Company may not alter or impair the rights of a Grantee, without his/her consent, under any Option previously granted to the Grantee.

14.    CONTINUANCE OF ENGAGEMENT

       Neither the Plan nor the Option Agreement shall impose any obligation on the Company or a related company thereof, to continue any Grantee in its employ or to continue to receive services rendered by the Grantee, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Grantee any right to continue in the employ or in rendering services to the Company or any other entity of the Group or restrict the right of the Company or any other entity of the Group to terminate such employment or rendering of services or consulting at any time, with or without Cause.

15.    GOVERNING LAW

       The  Plan  and  all  instruments   issued  thereunder  or  in  connection
       therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

16.    TAX CONSEQUENCES

       Any tax consequences arising from the grant or exercise of any Option or from the payment for Shares or from sale or transfer of the Shares or from any other event or act (whether of the Grantee or of the Company or its subsidiary or the Trustee) hereunder, shall be borne solely by the Grantee. The Company and/or any entity within the Group and/or the Trustee shall withhold and/or deduct taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, each Grantee agrees to indemnify the Company and/or other entity within the Group that engages the Grantee and/or the Trustee and/or the Company's shareholders and/or directors and/or officers and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee. Except as otherwise required by law, the Company shall not be obligated to honor the exercise of any Option by or on behalf of a Grantee until all tax consequences (if any) arising from the exercise of such Options are resolved in a manner reasonably acceptable to the Company. The Company shall pay

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       the  stamp  duty due as a  result  of the  issuance  of the  Shares  upon exercise of the Options.

17.    INFORMATION RIGHTS.

       To the extent required by applicable laws, the Company shall provide each Grantee that is so entitled by law, with copies of the financial statements of the Company at least annually, at the same time and in the same form as it furnishes such information to its shareholders. The Company shall not be required to provide such statements to key employees whose duties assure their access to equivalent information.

       The information contained in the financial statements represent highly confidential information of the Company and are protected as part of the Grantees confidentiality, non-use and other such obligations. Grantees who are afforded such information must strictly comply with all confidentiality and non-use obligations except for the strict purpose of evaluating the Company's financial situation as per a security holder of the Company.

18.    MULTIPLE AGREEMENTS

       The terms of each Option and each Option Agreement may differ from other Options granted under the Plan or other Option Agreements signed at the same time, or at any other time. The Committee may also grant more than one Option to a given Grantee during the term of the Plan, in addition to one or more Options previously granted to that Grantee. The grant of multiple Options may be evidenced by a single Notice of Grant or multiple Notices of Grant, as determined by the Committee.

19.    NON-EXCLUSIVITY OF THE PLAN

        The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

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